                                                                    Exhibit 3.47


                            ARTICLES OF INCORPORATION

                                       of

                       SYCAMORE PARK CONVALESCENT HOSPITAL



        We, the undersigned, hereby associate ourselves for the purpose of forming a corporation under the laws of the State of California and we certify the following:

                                        I

                      The name of the corporation shall be:

                       SYCAMORE PARK CONVALESCENT HOSPITAL

                                       II

        The purpose for which this corporation are formed are as follows:

        1. The specific business in which the corporation proposes primarily and initially to engage is the ownership and operation of a convalescent and nursing hospital.

        2. The additional purposes for which the corporation is formed are:

           (a) To engage in any one or more other businesses or transactions which the Board of Directors of the corporation may from time to time authorize or approve, whether related or unrelated to the business described in

Subparagraph 1 above or to any other business then or theretofore done by this corporation.

           (b) To exercise any and all rights and powers which a corporation may now or hereafter exercise.

           (c) To act as principal, agent, joint venturer, partner or in any other capacity which may be



                                       1
                                                                      (4) 8-9-65
authorized or approved by the Board of Directors of this corporation.

           (d) To transact business in the State of California or in any other jurisdiction of the United States of America, or elsewhere in the world.

           The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall,

except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

                                       III

           The principal office for the transaction of the business of the corporation is to be located in the County of Los Angeles, State of California.

                                       IV

           The corporation is authorized to issue one class of stock, to wit:

common stock. The total number of shares which the corporation is authorized to issue is 250 shares. The par value of each share is $100.00 and the aggregate par value of such shares is $25,000.00.

                                        V

           The number of its directors shall be five. The names and addresses of the persons who are appointed to act as the first directors are as follows:



                                       2
                                                                      (4) 8-9-65

         NAME                        ADDRESS
         ----                        -------

CHARLES D. SILVERBERG       3605 Valley Meadow Road
                            Sherman Oaks, California

GARY L. ZIMMERMAN           7331 Cleargrove Drive
                            Downey, California

IRENE A. IRWIN              1921 North Edgemont Street
                            Los Angeles, California

REBECCA COOPER              506 North Flores Street
                            Los Angeles 48, California

CAROLINA JUAREZ             2924 Acresite Street
                            Los Angeles 39, California




           IN WITNESS WHEREOF, we do execute these Articles of Incorporation and have hereunto set our hands this 10th day of August, 1965.

                                                /s/ Charles D. Silverberg
                                                --------------------------------
                                                CHARLES D. SILVERBERG

                                                /s/ Gary L. Zimmerman
                                                --------------------------------
                                                GARY L. ZIMMERMAN

                                                /s/ Irene A. Irwin
                                                --------------------------------
                                                IRENE A. IRWIN

                                                /s/ Rebecca Cooper
                                                --------------------------------
                                                REBECCA COOPER

                                                /s/ Carolina Juarez
                                                --------------------------------
                                                CAROLINA JUAREZ




                                       3
                                                                      (4) 8-9-65

STATE OF CALIFORNIA   )
                      ) ss.
COUNTY OF LOS ANGELES )

               On this 10th day of August, 1965, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Charles D. Silverberg, Gary L. Zimmerman, Irene A. Irwin, Rebecca Cooper, and Carolina Juarez, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation as incorporators, and who are also named therein as directors, and each duly acknowledged to me that he executed the same.

               WITNESS my hand and official seal.




                                            /s/ Rose De Jack
                                          ---------------------------------
                                          ROSE DeJACK, Notary Public in
                                          and for said County and State.

                                                 ROSE DeJACK
                                      My Commission Expires:_______________

                                                              A495741
                            CERTIFICATE OF AMENDMENT           FILED
                                                       In the office of the
                                       OF              Secretary of the State
                                                           of California
                            ARTICLES OF INCORPORATION
                                                          August 11, 1997
                                                          /s/ Bill Jones
                                                   BILL JONES,SECRETARY OF STATE


                 The undersigned, Robert Snukal and Sheila Snukal, hereby certify that:

                 1. They are the President and Secretary, respectively, of Sycamore Park Convalescent Hospital, a California corporation (the "Corporation").

                 2. Article IV of the Articles of Incorporation of this Corporation is amended and restated to read in its entirety as follows:

                   "The corporation is authorized to issue one class of capital stock, to wit: common stock. The total number of shares which the corporation is authorized to issue is 625. The par value of each such share is $100.00, and the aggregate value of such shares is $62,500.00."

                 3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

                 4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation entitled to vote thereon is 250. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was greater than 50%.

                 We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


DATED: August 8th, 1997



                                                  ---------------------------
                                                  Robert Snukal
                                                  President


                                                  ---------------------------
                                                  Sheila Snukal
                                                  Secretary


                                                    [SEAL OF THE SECRETARY
                                                    OF STATE APPEARS HERE]